Exhibit 99.1 September 3, 2025 Jeff Tengel Chief Executive Officer Mark Ruggiero Chief Financial Officer & EVP/Consumer Lending Raymond James 2025 U.S Bank & Banking on Tech Conferences

2 Who We Are Independent Bank Corp. (Nasdaq: INDB) • Main Banking Subsidiary: Rockland Trust • Massachusetts based; New England focused Key Metrics As of June 30, 2025 $20.0 B $25.0 B TOTAL ASSETS TOTAL ASSETS $14.5 B $18.6 B LOANS LOANS $15.9 B $20.3 B DEPOSITS DEPOSITS $7.4 B $8.8 B WEALTH AUA WEALTH AUA $3.6 B MARKET CAP* Pro Forma Combined Company (1) *as of August 28, 2025 (1) Pro forma combined company data above is as of June 30, 2025 and does not reflect purchase accounting adjustments

3 Our Corporate Promises: We remain committed to our colleagues, customers, community and shareholders. This connects our purpose to everything we do. It transforms what banking means from a mere transaction to the chance to make a positive difference in the lives of others. This motivates our colleagues to do the best we can for every customer and cultivate sustainable value creation over the long-term. CULTURE | BRAND | VALUES Where Each Relationship Matters® Customers Colleagues ShareholdersCommunity Being the Bank Where Each Relationship Matters® is foundational to our vision We Are the Bank Where Each Relationship Matters®

4 Safe & Sound Customer Centric • Full suite of retail banking, commercial banking, and wealth product offerings • Relationship-oriented commercial lending with strong local market knowledge and presence • Exceptional third party customer service recognition in both commercial and retail • Strong brand awareness and reputation Attractive Market • Top performing MA-based bank with scale and density • Supported by strong economic growth and vitality in key markets served • Depth of market offers opportunities for continued growth • The Enterprise acquisition added density to existing markets and expands the Rockland franchise into Northern MA and Southern NH Strong, Resilient Franchise; Well Positioned for Growth High Performing • Consistent, strong profitability • Focused on maintaining good margins • Fee income contribution from scalable wealth franchise • Efficient cost structure focused on operating leverage • History of organic capital generation • Strong balance sheet • Prudent interest rate and liquidity risk management • Significant capital buffer • Diversified, low-cost deposit base • Experienced commercial lender with conservative credit culture • Proven operator and acquiror Company Overview

5 Overview of Enterprise Bancorp Acquisition Pro Forma Combined Company(2) • Acquisition closed July 1, 2025 • Systems conversion planned for mid-October • Full cost saves to be achieved in 2026 Q1 Selected Purchase Accounting Adjustments ($ in millions) Estimate at Announcement Updated Estimate Loans - Interest Rate Mark Loans $150 $123 Loans - Credit Mark Purchase Credit Deteriorated ("PCD") Loans $17 $12 Non-PCD Loans $52 $37 Instangible Assets Core Deposit Intangibles $132 $123 Financial Impact Estimate at Announcement Updated Estimate Updated Estimate Excluding CECL "double count" Tangible book value dilution (including estimated M&A expense) (9.8)% (7.2)% (6.1)% Net Interest Margin - Purchase accounting benefit* +24 bps +20 bps +17 bps *Reflects Loans and Securities only

6 Expanding Company Footprint Source: S&P Capital IQ Pro Note: Deposit/Market Share data as of 6/30/2024 (1) Includes one electronic branch INDB EBTC Pro Forma Counties Branches Deposits ($bn) Market Share (%) Rank Branches Deposits ($bn) Market Share (%) Rank Branches Deposits ($bn) Market Share (%) Rank Plymouth, MA 28(1) 4.7 25.2 1 — — — — 28 4.7 25.2 1 Middlesex, MA 15 1.3 1.6 17 13 2.3 2.7 11 28 3.6 4.3 8 Norfolk, MA 19 2.4 6.7 5 — — — — 19 2.4 6.7 5 Suffolk, MA 21 2.2 1.6 6 — — — — 21 2.2 1.6 6 Essex, MA 6 0.8 2.6 10 4 0.7 2.1 14 10 1.5 4.7 8 Bristol, MA 8 1.4 9.0 5 — — — — 8 1.4 9.0 5 Barnstable, MA 12 1.4 12.2 3 — — — — 12 1.4 12.2 3 Worcester, MA 8 0.6 2.6 11 2 0.3 1.4 21 10 0.9 4.0 9 Rockingham, NH — — — — 4 0.6 4.7 7 4 0.6 4.7 7 Nantucket, MA 3 0.4 35.1 1 — — — — 3 0.4 35.1 1 Hillsborough, NH — — — — 4 0.4 2.8 7 4 0.4 2.8 7 Dukes, MA 4 0.2 15.8 2 — — — — 4 0.2 15.8 2 INDB Standalone County EBTC Standalone County Proforma County Strategic Market Share Positioning Creating Top 10 Market Share in all Counties of Operation

7 ($ in millions, except per share) Q2’25 Q2’25 Operating(1) Q1’25 Q1’25 Operating Q2’24 Net Income $51.1 $53.5 $44.4 $45.3 $51.3 Diluted EPS $1.20 $1.25 $1.04 $1.06 $1.21 ROAA 1.04% 1.09% 0.93% 0.94% 1.07% ROACE 6.68% 6.99% 5.94% 6.05% 7.10% ROATCE(1) 9.89% 10.35% 8.85% 9.01% 10.83% Net Interest Margin 3.37% 3.37% 3.42% 3.37% 3.25% Q2 2025 Financial Highlights Key Metrics Highlights • Core net interest margin steady at 3.37%(1) despite full quarter impact of sub-debt issuance • Strong commercial & industrial loan growth • Reduced loan loss provision; NPA reduction of $31 million • Solid deposit growth of $218 million (5.6% annualized) • Robust capital levels; $150 million share repurchase authorization • Tangible book value per share growth of $0.99(1), or 2.1% (1) (1) (1) (1) Represents a non-GAAP measure. See Appendices for reconciliation to the corresponding GAAP measures for these non-GAAP measures and those that appear later in this presentation.

8 ($ in millions) Period Ended $ Increase (Decrease) % Increase (Decrease)Loan Category June 30, 2025 Mar 31, 2025 Commercial and industrial $ 3,216 $ 3,110 $ 106 3.4% Commercial real estate 6,525 6,652 (127) (1.9)% Commercial construction 799 796 3 0.4% Small business 301 289 12 4.2% Total commercial 10,841 10,847 (6) (0.1)% Residential real estate 2,489 2,466 23 0.9% Home equity - first position 480 484 (4) (0.8)% Home equity - subordinate positions 688 660 28 4.2% Total consumer real estate 3,657 3,610 47 1.3% Other consumer 36 35 1 2.9% Total loans $ 14,534 $ 14,492 $ 42 0.3% Loan Balances

9 95% CRE & Construction Portfolio $7.3 billion Multi-Family - 27.8% Residential - Related - 14.1% Office - 13.1% Mixed-Use Office - 1.9% Industrial/ Warehouse - 10.1% Lodging - 11.0% Retail - 17.3% Healthcare - 1.6% Other - 3.1% C&I Portfolio $3.2 billion Retail Trade - 20.9% Real Estate/Rental and Leasing - 12.4% Construction - 8.2% Health Care and Social Assistance - 8.7% Wholesale Trade - 8.8% Manufacturing - 7.5% Accommodation and Food Services - 6.9% Educational Services - 5.2% All Other - 21.4% Consumer Portfolio $3.7 billion Residential real estate - 67.4% Home equity - first position - 13.0% Home equity - subordinate positions - 18.6% Other consumer - 1.0% $7.5 $7.5 $7.4 $7.3 307% 305% 281% 274% CRE CRE/Capital * Q3 2024 Q4 2024 Q1 2025** Q2 2025 $0.0 $3.0 $6.0 $9.0 250% 300% 350% ($Bil) *Rockland Trust Bank only **Reflects capital contribution of $150 million from parent company subordinated debt proceeds Loan Portfolios

10 Top 20 Borrowers All Others Total Portfolio ($ in millions) Total Avg Loan ($ in millions) Total Avg Loan ($ in millions) Total Avg Loan Class A $276.5 $27.6 Class A $135.9 $5.9 Class A $412.4 $12.5 Class B/C 192.6 21.4 Class B/C 253.7 1.9 Class B/C 446.3 3.1 Medical 26.5 26.5 Medical 75.7 3.6 Medical 102.2 4.6 $495.6 $24.8 $465.3 $2.6 $960.9 $4.9 Criticized $61.8 Criticized $48.8 Criticized $110.6 Classified (perf) 22.9 Classified (perf) 8.5 Classified (perf) 31.4 Nonperforming 22.3 Nonperforming 4.6 Nonperforming 26.9 • Top 20 loans are actively managed • Majority is RTC originated, conservative underwriting • Primarily Massachusetts based • Approx. $233M came from acquisitions Maturity Schedule ($ in millions) Matured 2025 Q3 2025 Q4 2026 2027 2028+ Total Pass Rating $4.6 $48.1 $12.8 $93.4 $156.7 $476.4 $792.0 Criticized — 59.1 16.3 14.3 11.0 9.9 110.6 Classified 4.6 — — 22.9 — 30.8 58.3 Total $9.2 $107.2 $29.1 $130.6 $167.7 $517.1 $960.9 % of Total 1% 11% 3% 14% 17% 54% 100% CRE & Construction Portfolio $7.3 billion Office ($960.9M) - 13.1% Other CRE & Construction - 86.9% Focal Point | CRE Office (inclusive of construction)

11 Multifamily Portfolio Period Ended ($ in millions) June 30, 2025 Mar 31, 2025 Total Balances $ 2,039.9 $ 2,020.5 Total Average Loan Size 2.8 2.8 Average Loan Size - Top 20 26.4 25.7 Average Loan Size - All Others 2.2 2.2 Asset Quality Criticized $ 2.5 0.1% $ 2.5 0.1% Classified (perf) 0.9 —% 0.9 —% Non-performing 1.6 0.1% — —% Composition Low Income Housing Tax Credit - 9.2% Residential Apart. - Affordable Housing >20% - 13.6% Residential Apart. - Market Rate - 47.3% Mixed Use, Primarily Residential - 29.9% Key Portfolio Characteristics • Strong Boston market asset class • Approximately 85% of portfolio Massachusetts based; 99% New England based • Nominal delinquencies • Minimal exposure to luxury properties in Greater Boston Maturity Schedule 2025 2026 2027 2028+ Total ($) 5% 8% 4% 83% $2.040B Focal Point | Multifamily CRE

12 Nonperforming Loans ($ in millions) $104.2 $101.5 $89.5 $56.2 0.73% 0.70% 0.62% 0.39% NPLs ($Mil) NPL as % of Total Loans Q3 2024 Q4 2024 Q1 2025 Q2 2025 0.25% 0.50% 0.75% $0 $60 $120 Nonperforming Assets Rollforward - Q2 2025 (Dollars in thousands) Nonperforming assets at March 31, 2025 $89,493 New to nonperforming 13,411 Loans charged-off (6,966) Loans paid-off (35,977) Loans transferred to other real estate owned (2,100) Loans restored to performing status (1,659) New to other real estate owned 2,100 Other 15 Nonperforming assets at June 30, 2025 $58,317 Commercial Criticized & Classified Loans ($ in millions) $567.4 $502.9 $486.3 $417.7 $460.2 5.25% 4.68% 4.47% 3.85% 4.25% Criticized & Classified Loans Criticized & Classified Loans as a % of Total Commercial Loans Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $— $150.0 $300.0 $450.0 $600.0 —% 1.50% 3.00% 4.50% 6.00% Asset Quality • $27.8 million office loan was resolved • $7.1 million office loan was resolved

13 Charge-off and Provisioning Trends ($ in millions) $6.7 $1.2 $40.9 $6.5 $19.5 $7.5 $15.0 $7.2 0.18% 0.03% 1.14% 0.18% Net Charge-offs Provision for Credit Losses Annualized Charge-off Rate Q3 2024 Q4 2024 Q1 2025 Q2 2025 $0.0 $20.0 $40.0 0.00% 0.60% 1.20% Allowance for Credit Loss & Delinquency Trends 1.14% 1.17% 0.99% 1.00% 0.33% 0.60% 0.47% 0.20% Allowance for Credit Losses/Total Loans Delinquent Loans/Total Loans Q3 2024 Q4 2024 Q1 2025 Q2 2025 0.00% 0.50% 1.00% Asset Quality (continued)

14 ($ in millions) Period Ended $ Increase (Decrease % Increase (Decrease)Deposit Product Type June 30, 2025 Mar 31, 2025 Noninterest-bearing demand deposits $ 4,526 $ 4,410 $ 116 2.6% Savings and interest checking 5,279 5,280 (1) —% Money market 3,369 3,277 92 2.8% Time certificates of deposit 2,720 2,709 11 0.4% $ 15,894 $ 15,676 $ 218 1.4% Average Deposit Balances $ 15,587 $15,471 $116 0.7% $ in b ill io ns Average Balances and Cost of Deposits $15.3 $15.5 $15.5 $15.6 1.74% 1.65% 1.56% 1.54% Deposits Cost of deposits Q3 2024 Q4 2024 Q1 2025 Q2 2025 $0.0 $5.0 $10.0 $15.0 0.00% 0.50% 1.00% 1.50% Deposit Composition Consumer 53.6% Business 36.9% Municipal 9.5% Deposit Balances

15 Tangible Book Value $41.12 $44.13 $46.96 $48.80 10.26% 10.31% 10.86% 10.92% TBV Per Share Tangible Equity/Tangible Assets % 2022 2023 2024 Q2 2025 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 0% 2% 4% 6% 8% 10% 12% 14% (1) Represents a non-GAAP measure. See Appendices for reconciliation to the corresponding GAAP measures for these non-GAAP measures and those that appear later in this presentation. • Strong internal capital generation • History of healthy dividend increases (14 straight years; no cut during great financial crisis) • Opportunistic share repurchase programs ◦ $150 million program announced in July 2025; ◦ Approx. 321,000 shares repurchased for $20.3 million through 8/28/25 Key Capital Ratios Period Ended June 30, March 31, December 31, 2025 2025 2024 Common Equity Tier 1 14.70% 14.52% 14.65% Total Capital 18.08% 17.91% 16.04% Strong Capital Position 20-Year Dividend History +7% CAGR $0.56 $0.60 $0.64 $0.68 $0.72 $0.72 $0.72 $0.76 $0.84 $0.88 $0.96 $1.04 $1.16 $1.28 $1.52 $1.76 $1.84 $1.92 $2.08 $2.20 $2.28 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 $0.00 $1.00 $2.00 $3.00 (1)

16 Available for Sale (AFS) Held to Maturity (HTM) Portfolio Composition at June 30, 2025 Book Value Fair Value Unrealized Gain/(Loss) Book Value Fair Value Unrealized Gain/(Loss) ($ in millions) U.S. government agency securities $ 230 $ 216 $ (14) $ — $ — $ — U.S. treasury securities 529 506 (23) 101 96 (5) Agency mortgage-backed securities 522 497 (25) 769 724 (45) Agency collateralized mortgage obligations 29 27 (2) 396 343 (53) Other 46 40 (6) 117 112 (5) Total securities $ 1,356 $ 1,286 $ (70) $ 1,383 $ 1,275 $ (108) Duration of portfolio 3.0 Years 3.9 Years Capital Impact at June 30, 2025 ($ in millions) $ % of Tangible Assets Tangible capital (Non-GAAP)(1) $ 2,080 10.92% Less: HTM unrealized loss, net of tax (79) Tangible capital adjusted for HTM $ 2,001 10.56% ($ in m ill io ns ) Projected Cash Flows $132 $644 $434 2025 (Q3-Q4) 2026 2027 $0 $250 $500 $750 Securities Portfolio

17 Net Interest Margin 3.25% 3.29% 3.33% 3.42% 3.37% 3.24% 3.29% 3.31% 3.37% 3.37% Reported NIM Core NIM(1) Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 3.00% 3.20% 3.40% Total Loan Portfolio Rate Characteristics 41% 27% 32%Fixed Rate Floating Rate Variable Rate Net Interest Margin Analysis Trend in Asset Yields vs. Funding Costs 2.01% 2.02% 2.14% 2.25% 2.32% 5.55% 5.57% 5.48% 5.44% 5.49% 1.85% 1.86% 1.77% 1.67% 1.73% Security yields Core loan yields(1) Funding costs Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 1) September 18, 2024 - 50bp Fed rate cut 2) November 7, 2024 - 25bp Fed rate cut 3) December 18, 2024 - 25bp Fed rate cut 4) March 25, 2025 - $300 million sub debt raise Key Events (1) Represents a non-GAAP measure. See Appendices for reconciliation to the corresponding GAAP measures for these non-GAAP measures and those that appear later in this presentation.

18 Net Interest Margin Analysis (continued) Net Interest Margin Guidance ($ in thousands) INDB EBTC Combined 2025 Q2 interest earning assets $17,672,302 $4,802,068 $22,474,370 2025 Q2 net interest margin 3.37% 3.39% 3.37% 2025 Q3 standalone estimate +4-6 bps +4-6 bps +4-6 bps 2025 Q3 purchase accounting estimate +17-20 bps

19 A U A ($ B il) R evenue ($ M il) AUA & Revenue $5.7 $5.8 $6.5 $7.0 $7.4 $36.8 $40.2 $42.7 $42.7 $22.6 Assets Under Administration Revenues 2021 2022 2023 2024 1H 2025 $0.0 $4.0 $8.0 0.0 25.0 50.0 75.0 Investment Management (2021-2024) | AUA CAGR +9% | Revenue CAGR +7% ($ in thousands) Q2 2025 Q1 2025 % Change Q2 2024 % Change Assets under administration $7,360,635 $7,098,961 3.7% $6,870,636 7.1% Asset based revenue 9,613 9,841 (2.3)% 9,016 6.6% Other revenue: Retail commission revenue 921 957 985 Insurance commission revenue 128 241 368 Other advisory revenue 718 181 618 Total reported revenue $11,380 $11,220 1.4% $10,987 3.6% Focal Point | Investment Management and Advisory Long-Term Trends • Successful business model • Growing source of fee revenues • Strong feeder business from Bank • Adding experienced professionals • Capitalizing on cross-sell opportunity in acquired bank markets Recent Factors • Strong relative market performance • Record AUA levels • Service enhancements Revenue line transformed into high growth business

20 • Deepening of risk management infrastructure • Robust portfolio management activity in CRE office asset class • Stabilizing interest rate risk through volatile rate environment • Prioritizing liquidity and capital risk management • Focusing on deposit generation initiatives • Reducing CRE concentration • Integrating the Enterprise Bancorp. acquisition • Focusing on core relationships • Expanding C&I lending business through new hires and new verticals • Taking disciplined approach to economic uncertainty • Preparing for new core FIS processing system • Investing in digital/mobile technology • Facilities optimization, including select openings and closings • Piloting robotic processing solutions in operation areas Near-Term Priorities Growth Initiatives Efficiency Initiatives Balance Sheet Management Corporate Governance

21 • High quality franchise in attractive markets • Low risk balance sheet with strong core deposit funding base • Strong capital base, well-above regulatory mandated levels that enables maximum capital management flexibility • Earnings expected to notably improve as fixed assets reprice to prevailing market rates • Enterprise Bancorp acquisition is helping drive improved profitability metrics • While acknowledging recent asset quality challenges, our proactive response will reduce recent earnings volatility • Focused on positioning the Company for durable and consistent long-term returns for investors Positioned to grow, build, and acquire to drive long-term value creation INDB Investment Merits

22 This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “outlook”, “projected”, “future,” “positioned,” “continued,” “will,” “would,” “potential,” “anticipated,” “guidance,” “targeted” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to: • adverse economic conditions in the regional and local economies within the New England region and the Company’s market area; • events impacting the financial services industry, including high profile bank failures, and any resulting decreased confidence in banks among depositors, investors, and other counterparties, as well as competition for deposits and significant disruption, volatility and depressed valuations of equity and other securities of banks in the capital markets; • the effects to the Company of an increasingly competitive labor market, including the possibility that the Company will have to devote significant resources to attract and retain qualified personnel; • political and policy uncertainties in the U.S., changes in U.S. and international trade policies, such as tariffs, trade wars or related uncertainties, new or proposed legislation or other factors, and the potential impact of such factors on the Company and its customers, including the potential for decreases in deposits and loan demand, unanticipated loan delinquencies, loss of collateral and decreased service revenues; • the instability or volatility in financial markets and unfavorable domestic or global general economic, political or business conditions, whether caused by geopolitical concerns, including the Russia/Ukraine conflict, the conflicts in Israel, Iran and surrounding areas and the possible expansion of such conflicts; • unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on the Company’s local economies or the Company's business caused by adverse weather conditions and natural disasters, changes in climate, public health crises or other external events and any actions taken by governmental authorities in response to any such events; • adverse changes or volatility in the local real estate market; • changes in interest rates and any resulting impact on interest earning assets and/or interest bearing liabilities, the level of voluntary prepayments on loans and the receipt of payments on mortgage-backed securities, decreased loan demand or increased difficulty in the ability of borrowers to repay variable rate loans; • risks related to the Company’s acquisition of Enterprise Bancorp (“Enterprise”) and acquisitions generally, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; unforeseen integration issues or impairment of goodwill and/or other intangibles; and the Company’s inability to achieve expected revenues, cost savings, synergies, and other benefits at levels or within the timeframes originally anticipated; • the effect of laws, regulations, new requirements or expectations, or additional regulatory oversight in the highly regulated financial services industry, and the resulting need to invest in technology to meet heightened regulatory expectations, increased costs of compliance or required adjustments to strategy; • changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; • higher than expected tax expense, including as a result of failure to comply with general tax laws and changes in tax laws; • increased competition in the Company’s market areas, including competition that could impact deposit gathering, retention of deposits and the cost of deposits, increased competition due to the demand for innovative products and service offerings, and competition from non-depository institutions which may be subject to fewer regulatory constraints and lower cost structures; • a deterioration in the conditions of the securities markets; • a deterioration of the credit rating for U.S. long-term sovereign debt or uncertainties surrounding the federal budget; • inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery, including any inability to effectively implement new technology-driven products, such as artificial intelligence; • electronic or other fraudulent activity within the financial services industry, especially in the commercial banking sector; • adverse changes in consumer spending and savings habits; • the effect of laws and regulations regarding the financial services industry, including the need to invest in technology to meet heightened regulatory expectations or the introduction of new requirements or expectations resulting in increased costs of compliance or required adjustments to strategy; • changes in laws and regulations, or new laws or regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business and the associated costs of such changes or new laws and regulations; • the Company’s potential judgments, claims, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory and government actions; • changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; • operational risks related to the Company and its customers’ reliance on information technology; cyber threats, attacks, intrusions, and fraud; and outages or other issues impacting the Company or its third party service providers which could lead to interruptions or disruptions of the Company’s operating systems, including systems that are customer facing, and adversely impact the Company’s business; and • any unexpected material adverse changes in the Company’s operations or earnings. The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this presentation which modify or impact any of the forward-looking statements contained in this presentation will be deemed to modify or supersede such statements in this presentation. In addition to the information set forth in this presentation, you should carefully consider the Risk Factors. Forward Looking Statements

23 This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information may include operating net income and operating earnings per share (“EPS”), operating return on average assets, operating return on average common equity, operating return on average tangible common equity, core net interest margin (“core NIM” or “core margin”) and the associated core loan yield, tangible book value per share, tangible common equity ratio and return on average tangible common equity. Management reviews its core margin to determine any items that may impact the net interest margin that may be one-time in nature or not reflective of its core operating environment, such as low-yielding loans originated through government programs in response to the pandemic, or significant purchase accounting adjustments, or other adjustments such as nonaccrual interest reversals/recoveries and prepayment penalties. Management believes that adjusting for these items to arrive at a core margin provides additional insight into the operating environment and how management decisions impact the net interest margin. Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders’ equity less goodwill and identifiable intangible assets, or “tangible common equity”, by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by “tangible assets”, defined as total assets less goodwill and other intangibles), and return on average tangible common equity (which is computed by dividing net income by average tangible common equity). The Company has included information on tangible book value per share, the tangible common equity ratio and return on average tangible common equity because management believes that investors may find it useful to have access to the same analytical tools used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be noncore and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating net income, operating EPS, operating return on average assets, operating return on average common equity, core margin, tangible book value per share and the tangible common equity ratio, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies. Non-GAAP Financial Measures

24 (Dollars in thousands) June 30, December 31, 2025 2024 2023 2022 Tangible common equity Stockholders' equity (GAAP) $3,074,856 $2,993,120 $2,895,251 $2,886,701 (a) Less: Goodwill and other intangibles 994,814 997,356 1,003,262 1,010,140 Tangible common equity $2,080,042 $1,995,764 $1,891,989 $1,876,561 (b) Common shares 42,627,286 42,500,611 42,873,187 45,641,238 (c) Book Value per share (GAAP) $72.13 $70.43 $67.53 $63.25 (a/c) Tangible book value per share (Non-GAAP) $48.80 $46.96 $44.13 $41.12 (b/c) Appendix A: Non-GAAP Reconciliation of Capital Metrics The following table reconciles Book Value per share, which is a GAAP based measure to Tangible Book Value per share, which is a non-GAAP based measure, at the dates indicated:

Appendix B - Reconciliation of Non-GAAP Earnings Metrics

INDEPENDENT BANK CORP.

(Unaudited, dollars in thousands)

	Three Months Ended		
	June 30 2025	March 31 2025	June 30 2024
Net interest income (GAAP)	$147,496	$145,505	$137,926
Noninterest income (GAAP)	$34,308	$32,539	$32,330
Noninterest expense (GAAP)	$108,798	$105,878	$99,614
Less:			
Merger and acquisition expense	2,239	1,155	—
Noninterest expense on an operating basis (Non-GAAP)	$106,559	$104,723	$99,614
Total revenue (GAAP)	$181,804	$178,044	$170,256
Average assets	$19,743,746	$19,460,957	$19,319,353
Average common equity (GAAP)	$3,067,050	$3,032,748	$2,907,521
Less: Average goodwill and other intangibles	995,380	996,762	1,000,972
Tangible average tangible common equity (Non-GAAP)	$2,071,670	$2,035,986	$1,906,549
Reconciliation of Net Income (GAAP) to Operating Net Income (Non-GAAP)			
Net income (GAAP)	$51,101	$44,424	$51,330
Noninterest expense components			
Add - merger and acquisition expenses	2,239	1,155	—
Noncore increases to income before taxes	2,239	1,155	—
Net tax benefit associated with noncore items (1)	(544)	(325)	—
Add - adjusment for tax effect of previously incurred merger and acquisition expenses	657	—	—
Total tax impact	113	(325)	—
Noncore increases to net income	2,352	830	—
Operating net income (Non-GAAP)	$53,453	$45,254	$51,330
Weighted average common shares (diluted)	42,641,131	42,572,627	42,472,966
Diluted earnings per share (GAAP)	$1.20	$1.04	$1.21
Diluted earnings per share, on an operating basis (Non-GAAP)	$1.25	$1.06	$1.21

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Ratios

Return on average assets (GAAP) (calculated by dividing net income by average assets)	1.04%	0.93%	1.07%
Return on average assets on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average assets)	1.09%	0.94%	1.07%
Return on average common equity (GAAP) (calculated by dividing net income by average common equity)	6.68%	5.94%	7.10%
Return on average common equity on an operating basis (Non-GAAP) (calculated by dividing net operating net income by average common equity)	6.99%	6.05%	7.10%
Return on average tangible common equity (Non-GAAP) (calculated by dividing annualized net income by average tangible common equity)	9.89%	8.85%	10.83%
Return on average tangible common equity on an operating basis (Non-GAAP) (calculated by dividing annualized net operating net income by average tangible common equity)	10.35%	9.01%	10.83%

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26 Three Months Ended June 30, 2025 March 31, 2025 December 31, 2024 September 30, 2024 June 30, 2024 Volume Interest Margin Impact Volume Interest Margin Impact Volume Interest Margin Impact Volume Interest Margin Impact Volume Interest Margin Impact (Unaudited, dollars in thousands) Reported total interest earning assets $17,672,302 $148,672 3.37% $17,383,702 $146,642 3.42% $17,423,492 $145,840 3.33% $17,288,249 $142,893 3.29% $17,223,604 $139,124 3.25% Acquisition fair value marks: Loan accretion (235) (410) (179) (171) (74) CD amortization — — — — — (235) —% (410) (0.01)% (179) —% (171) —% (74) —% Nonaccrual interest, net (5) —% (1,689) (0.04)% (1,068) (0.02)% (156) —% (131) —% Other noncore adjustments (2,291) 135 —% (2,670) (222) —% (3,083) (54) —% (3,523) (145) —% (4,020) (499) (0.01)% Core margin (Non- GAAP) $17,670,011 $148,567 3.37% $17,381,032 $144,321 3.37% $17,420,409 $144,539 3.31% $17,284,726 $142,421 3.29% $17,219,584 $138,420 3.24% Appendix B - Non-GAAP Reconciliation of Core Margin